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                                                                      Exhibit 23

                               BUSH & GERMAIN, PC
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 901 LODI STREET
                            SYRACUSE, NEW YORK 13203

                              PHONE: (315) 424-1145
                               FAX: (315) 424-1457

                         CONSENT OF INDEPENDENT AUDITORS

February 8, 2001

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Warwick Valley Telephone Company of our report dated February 8, 2001, included in the 2000 Annual Report to Shareholders of Warwick Valley Telephone Company.

Our audit also included the financial statement schedules of Warwick Valley Telephone Company listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46836) pertaining to the Warwick Valley Telephone Company of our report dated February 8, 2001 with respect to the consolidated financial statements of Warwick Valley Telephone Company incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedules of Warwick Valley Telephone Company included in this Annual Report (form 10-K) for the year ended December 31, 2000.

/s/ Bush & Germain, P.C.
Bush & Germain, P.C.
Syracuse, New York



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